AXA PREMIER FUNDS TRUST
10f-3 TRANSACTION SUMMARY
(PURCHASES WITH AFFILIATED UNDERWRITERS)
FOR THE PERIOD
MAY 1, 2004 - OCTOBER 31, 2004

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

						Underwriter
						from Whom			Principal Amount of	Aggregate Amount
Fund Name			Purchase Date	Purchased			Purchase by Advisor	of Offering


AXA Premier VIP High Yield 	02/26/04	Merrill Lynch		 	$118,500,000		$600,000,000
  (Pimco Sleeve)



						Commission
				Purchase 	Spread or
				Price		Profit				Security		Affiliated Underwriter
				$100.00		0.325%				Ukraine Government 	Dresdner Kleinwort Wasserstein
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